UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200, 1000 N. West Street, Wilmington, Delaware 19801
 (Address of principal executive offices)

(302) 295-4937
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 24, 2011, we entered into a shareholders’ agreement (“Shareholders’ Agreement”) with the beneficial shareholders (the “Shareholders”) of the Company to establish certain rights and obligations in respect of sales and transfers of their respective shares in our common stock.

The Shareholders’ Agreement will not become effective or enforceable until the date of the completion of the acquisition of all of the rights held by JinXin Copper Holding Company (“JinXin”) in the Yang Tan Gold Mine as set out in the Letter of Intent between the Company and JinXin dated August 12, 2009.

In the Shareholders’ Agreement, we and the Shareholders agree to the following:

●
No transfer of shares held by the Shareholders (the “Shares”) will occur unless the Shareholders’ have unanimous consent in writing to the certain price and to the purchaser(s) offering to buy through a broker (“Offer”);

●	An Offer may occur even where one or more Shareholders choose not to participate in the Offer (the “Withholding”); the Withholding must be approved in writing;

●
An Offer Statement containing the details of the proposed sale must be submitted to the other Shareholders in the same form as set out in Schedule B of the Shareholders Agreement; in the event of a Withholding, an amended Offer Statement must be submitted to the Shareholders;

●	There will be a 5 calendar day period to accept or reject the Offer Statement;

●	Any Shareholder may transfer their shares to a beneficiary upon their death in accordance with their last will and testament;

●	To consent to the transfer of any shares transferred in accordance with the Shareholders’ Agreement and to execute all documents requested by another party to complete the transfer;

●
A first release date (“First Release Date”) where 10% of the shares shall be released from the terms and conditions of the Shareholders’ Agreement pro rata to each Shareholder, and 10% of the shares shall be released pro rata to each Shareholder every 6 months until the shares are released;

●
The Shareholders’ Agreement will cease and terminate if the Company is dissolved, liquidated or formerly wound up; all the Shareholders agree in writing to terminate; or all of the Shares are released pursuant to the provisions of the Shareholders’ Agreement;

●	No termination of the Agreement shall affect the right of any party to whom is owed money at the time of termination; and,

●	Any disputes caused by the Shareholders’ Agreement shall be referred to and resolved by an independent Arbitrator and any decision of the said Arbitrator shall be final.

Item 9.01  Financial Statements and Exhibits

10.1    Shareholders’ Agreement dated October 24, 2011 with the Shareholders of Golden Century Resources Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2011		GOLDEN CENTURY RESOURCES LIMITED

	By:	/s/ David Cheng Lee
David Cheng Lee
President

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